EXHIBIT 32.2




                Written Statement of the Chief Financial Officer
                         Pursuant to 18 U.S.C. ss. 1350


         Solely for the purposes of complying with 18 U.S.C. ss. 1350, I, the undersigned Chief Financial Officer of Trailer Bridge, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: March 30, 2006                    /s/ Mark A. Tanner
                                        ----------------------------------------
                                        Mark A. Tanner
                                        Chief Financial Officer

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